UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2022

Argo Group International Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed on March 7, 2022, Argo Group International Holdings, Ltd. (“Argo Group,” the “Company” or “our”) was notified on March 2, 2022 that Kevin J. Rehnberg, its Chief Executive Officer, would be temporarily unable to perform his duties for health reasons. On June 23, 2022, the Company and Mr. Rehnberg agreed that Mr. Rehnberg’s employment relationship with Argo Group will cease effective June 23, 2022 (the “Separation Date”). In addition, as of the Separation Date, Mr. Rehnberg will cease serving on the Company’s Board of Directors. The Company and Mr. Rehnberg have entered into a Separation and Release Agreement, dated June 23, 2022 (the “Separation Agreement”) in full satisfaction of the Company’s obligations to Mr. Rehnberg under the Employment Agreement between the Company and Mr. Rehnberg dated February 18, 2020. Under the Separation Agreement, in exchange for his release of claims against the Argo Group, Mr. Rehnberg will receive (i) an amount equal to $6 million and (ii) Company-paid coverage for 18 months under our medical or dental program or policy in which Mr. Rehnberg was eligible to participate as of the Separation Date. In addition, all unvested equity awards held by Mr. Rehnberg will be immediately terminated and forfeited as of the Separation Date. Under the Separation Agreement, Mr. Rehnberg will be subject to certain restrictive covenants, including a non-compete, customer non-solicitation and employee non-hire/non-solicitation, in each case, for one (1) year after the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Also as previously reported in the Current Report on Form 8-K filed on March 7, 2022, the Company announced the appointment of Thomas A. Bradley as the acting Chief Executive Officer effective as of March 3, 2022. Effective as of June 23, 2022, our Board of Directors has appointed Mr. Bradley as our Chief Executive Officer. Mr. Bradley, age 65, has been the Interim Chief Executive Officer since March 3, 2022, when Mr. Rehnberg took a leave of absence. Mr. Bradley has served on our Board of Directors since August 5, 2018, and as Chairman since April 16, 2020. Mr. Bradley previously served on our Audit Committee and Human Resources Committee, although he ceased to serve as a member of such committees upon his appointment to acting Chief Executive Officer. Prior to joining Argo Group, Mr. Bradley served as the Chief Financial Officer and Executive Vice President of Allied World Assurance Company Holdings, AG, a global provider of insurance and reinsurance solutions, from 2012 until his retirement in 2017. Prior to that, Mr. Bradley served as the Executive Vice President and Chief Financial Officer for two other public companies, Fair Isaac Corporation and the St. Paul Companies. He also held senior financial and operational positions at Zurich Insurance Group, including Chief Financial Officer for North America and Chief Executive Officer of the Universal Underwriters Group (now Zurich Direct Markets). Mr. Bradley received a Bachelor of Science degree in Accounting from the University of Maryland and a Master’s degree in Business Administration from Loyola University of Maryland and is a Certified Public Accountant (inactive). In considering the appointment of Mr. Bradley as our Chief Executive Officer, our Board of Directors considered his strong leadership and demonstrated track record as an executive and leader of companies listed on the New York Stock Exchange, as well as his extensive accounting, internal control, and audit functions. Mr. Bradley became a Director of Horace Mann Educators Corporation on November 5, 2021. He has held no other public directorships during the last five (5) years. There is no family relationship between Mr. Bradley and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Bradley had, or will have, a direct or indirect material interest.

In connection with Mr. Bradley’s appointment as our Chief Executive Officer, on June 23, 2022, our Board of Directors granted to Mr. Bradley under the Company’s 2019 Omnibus Incentive Plan an award of (i) 78,760 shares of restricted stock (the “Restricted Stock Award”) that vests ratably on a monthly basis over a twelve month period beginning as of March 3, 2022, subject to Mr. Bradley’s continued employment as the Company’s Chief Executive Officer and (ii) 135,000 stock appreciation rights with an exercise price of $43.80 which is equal to 115% of the closing price of a share of the Company’s common stock on the date prior to the grant (the “SAR Award”). The SAR Award will vest ratably in one-third equal installments on each of the first three anniversaries of the grant date, subject to Mr. Bradley’s continued employment as the Company’s Chief Executive Officer.

The foregoing descriptions of the Restricted Stock Award and the SAR Award do not purport to be complete and are qualified in their entirety by reference to the full text of the Restricted Stock Award Agreement and the Stock Appreciation Right Agreement, the copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On June 23, 2022, the Company issued a press release announcing Mr. Rehnberg’s departure and Mr. Bradley’s appointment as Chief Executive Officer upon Mr. Rehnberg’s departure. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
10.1	Separation and Release Agreement by and between Kevin J. Rehnberg and Argo Group International Holdings, Ltd. dated June 23, 2022.
10.2	Restricted Stock Award Agreement dated June 23, 2022, by and between Argo Group International Holdings, Ltd. and Thomas A. Bradley.
10.3	Stock Appreciation Right Agreement dated June 23, 2022, by and between Argo Group International Holdings, Ltd. and Thomas A. Bradley.
99.1	Press Release issued by Argo Group International Holdings, Ltd. dated June 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2022	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer